Exhibit 99.1

Inspire Medical Systems, Inc. Announces Third Quarter 2026
Financial Results

•Third quarter revenue of $206.7 million
•Third quarter diluted EPS of $(0.84); adjusted diluted EPS of $0.14
•Third quarter operating cash flow of $46.4 million
•AMA CPT® Editorial Panel approved new Category I CPT codes for single lead hypoglossal nerve stimulation, including Inspire V, set to take effect January 1, 2028

MINNEAPOLIS, MN - November 2, 2026 - Inspire Medical Systems, Inc. (NYSE: INSP) (Inspire, or the Company), a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea, today reported financial results for the quarter ended September 30, 2026.

“We are pleased to have delivered sequential growth in the third quarter, with U.S. performance coming in ahead of our expectations. Results suggest that, despite some lingering headwinds, there is greater comfort among implanting physicians with the current coding dynamic. We will stay disciplined in our education initiatives and focused on executing our strategic priorities as we finish out 2026 and plan for a return to growth in 2027,” said Tim Herbert, Chairman and CEO of Inspire Medical Systems.

“Looking further ahead, we were also pleased with the AMA Editorial Panel’s September approval of a new CPT® code for single lead HGNS devices, including the Inspire V system. When this takes effect in January 2028, a dedicated code set will give physicians and hospitals enhanced clarity around coding and reimbursement and, in turn, further enable patient access to Inspire therapy. With that progress, and the investment capacity we’re redirecting into high-impact revenue growth initiatives through Project Horizon, we believe we are positioned well for growth in the years ahead.”

Third Quarter 2026 Financial Results (Third Quarter 2026 compared to Third Quarter 2025)

•Revenue decreased 7.9% to $206.7 million, driven primarily by a decline in U.S. revenue. The U.S. revenue decline was primarily driven by the adverse impacts of coding and reimbursement challenges.

•Gross margin increased 20 bps to 86.0%, primarily due to increased sales mix of the Inspire V system, which has a higher gross margin than the Inspire IV system.

•Operating expenses increased $23.5 million, or 12.8%, to $206.6 million, primarily due to $24.1 million of restructuring charges, legal settlement expense of $7.0 million, and higher legal fees, partially offset by lower marketing expenses and lower stock-based compensation expense.

•Operating loss was $28.7 million, and operating margin was (13.9)%. Adjusted operating income was $1.9 million, and adjusted operating margin was 0.9%.

•The effective tax rate was 2.5% compared to 26.7%. The decrease in the effective tax rate was primarily driven by the current period pre-tax loss and discrete tax charges related to restructuring. For the three months ended September 30, 2025, the Company maintained a full valuation allowance against federal and state deferred tax assets, which was subsequently released at December 31, 2025.

•Net loss was $24.4 million and adjusted net earnings was $4.1 million.

•Diluted EPS was $(0.84) and adjusted diluted EPS was $0.14.

Financial Condition

•Net cash provided by operating activities for the three months ended September 30, 2026 was $46.4 million, compared to $68.5 million in the prior year period. The change was primarily driven by lower net earnings and lower collections on receivables due to the third quarter 2025 cash recovery following temporary issues with the implementation of a new invoice portal and delivery process in the second quarter of 2025.

•As of September 30, 2026, cash, cash equivalents, and investments increased $48.5 million to $453.1 million as compared to December 31, 2025.

Full Year 2026 Guidance

The Company is narrowing its previously announced revenue outlook to be in the range of $850 million to $860 million, compared to the previous range of $835 million to $875 million. Additionally, the Company now expects adjusted operating margin to be in the range of 4.5% to 5.5%, diluted EPS to be in the range of $(0.36) to $(0.10) and adjusted diluted EPS to be in the range of $1.20 to $1.40.

The Company’s outlook assumes an effective tax rate of approximately 120% to 175% and an adjusted effective tax rate of 33% to 34%, estimated weighted average diluted shares outstanding of approximately 28.9 million, and capital expenditures between $35 million to $40 million.

Webcast and Conference Call

The Company's management will host a conference call after market close today, Monday, November 2, 2026, at 5:00 p.m. Eastern Time to discuss these results and answer questions.

To access the conference call, please preregister on
https://register-conf.media-server.com/register/BI4b0290b4bb464cecaa0a2b420ca13a02.
Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://edge.media-server.com/mmc/p/d84s2zzb/. A replay of the webcast will be available on https://investors.inspiresleep.com starting approximately two hours after the event and archived on the site for two weeks.

About Inspire Medical Systems

Inspire Medical Systems is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first FDA, EU MDR, and PDMA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including without limitation, adjusted operating income, adjusted operating margin, adjusted earnings before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net earnings, adjusted net earnings per diluted share ("EPS"), adjusted EBITDA, and adjusted EBITDA margin, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

We define adjusted operating income as operating income or loss adjusted for items that are not indicative of our ongoing operations. Operating income is the most directly comparable GAAP financial measure to adjusted operating income. We define adjusted operating margin in this release as adjusted operating income divided by revenue. Operating margin is the most directly comparable GAAP financial measure to adjusted operating margin. Adjusted earnings before income taxes is defined as earnings before income taxes, adjusted for items that are not indicative of our ongoing operations. Earnings before income taxes is the most directly comparable GAAP financial measure. Adjusted income tax expense is defined as income tax expense, adjusted for items that are not indicative of our ongoing operations. Adjusted effective tax rate is adjusted income tax expense divided by adjusted earnings before income taxes. Income tax expense is the most directly comparable GAAP financial measure. Adjusted net earnings is defined as net earnings or loss, adjusted for items that are not indicative of our ongoing operations. Net earnings or loss is the most directly comparable GAAP financial measure to adjusted net earnings. Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the diluted weighted average shares outstanding. Net earnings or loss per diluted share is the most directly comparable GAAP financial measure to adjusted net earnings per diluted share. We define adjusted EBITDA as net earnings or loss, less interest and dividend income, net, plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, adjusted for items that are not indicative of our ongoing operations. Net earnings or loss is the most directly comparable GAAP financial measure to adjusted EBITDA. We define adjusted EBITDA margin in this release as adjusted EBITDA divided by revenue. Net earnings or loss margin is the most directly comparable GAAP measure to adjusted EBITDA margin. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because we believe they are useful indicators of our operating performance and facilitate a more meaningful trend analysis without the distortion of various adjustment items. Management uses these measures principally as measures of our underlying operating performance, trends, and for planning purposes, including the preparation of our annual operating plan and financial projections. We believe these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. We also believe these non-GAAP financial measures are useful to our management and investors as a measure of comparative operating performance from period to period.

These non-GAAP financial measures should not be considered as an alternative to, or superior to, the most directly comparable GAAP financial measures, as measures of financial performance or cash flows from operations, as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, capital expenditures, and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs, and cash costs to replace assets being depreciated and amortized. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using non-GAAP financial measures on a supplemental basis. These measures and their definitions are discussed in more detail below and our definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding estimated financial and non-financial impacts from our strategic growth plan (including without limitation , the extent and manner of the use of investments in revenue growth initiatives as well as the time to complete the strategic growth plan) and potential impacts to our business (including potential actions and solutions, such as the new Category I CPT code for Inspire V set to take effect January 1, 2028 and final 2027 Medicare reimbursement payments, as well as timing of these impacts and any related clarity) associated with coding and reimbursement, and our expectations regarding our future growth prospects and full year 2026 financial outlook (including without limitation expectations for the impacts of coding and reimbursement, revenue, expected growth, adjusted operating margin, net earnings or loss per diluted share, adjusted net earnings per diluted share, effective tax rate, adjusted effective tax rate, weighted average diluted shares outstanding and capital expenditures). In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: our dependency on our Inspire system for revenues; fluctuations in our financial results and the market price of our common stock; our ability to sustain or increase our profitability and our history of operating losses; commercial success and market acceptance of our Inspire therapy; our ability to achieve and maintain adequate and clear levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies, technologies, and pharmaceuticals in our industry; our ability to expand our indications and develop and commercialize additional products and enhancements to our Inspire system; our ability to forecast demand and manage our inventory; our dependence on third-parties; risks related to consolidation in the healthcare industry; our ability to expand, manage, and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the United States; our ability to manage our growth; risks related to product liability claims and warranty claims; our ability to address quality issues that may arise with our Inspire system; any failure of key information technology systems, processes, or sites or damage to or inability to access our physical facilities; any violations of anti-bribery, anti-corruption, and anti-money laundering laws; future needs for additional financing; risks related to our tax assets and changes in tax laws; our ability to timely commercialize or obtain regulatory approvals or certifications for our Inspire therapy and system; U.S. Food and Drug Administration (FDA) or other United States or foreign regulatory actions affecting us or the healthcare industry generally; our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement; and our strategic growth plan may not achieve our intended outcome.

Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Investor and Media Contact
Brian Johnston or Louisa Smith
Gilmartin Group
IR@inspiresleep.com

Inspire Medical Systems, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$206,695	$224,501	$611,859	$642,904
Cost of goods sold	28,837	31,773	85,630	97,154
Gross profit	177,858	192,728	526,229	545,750
Operating expenses:
Research and development	22,176	24,211	72,700	78,223
Selling, general and administrative	184,398	158,873	483,877	462,684
Total operating expenses	206,574	183,084	556,577	540,907
Operating (loss) income	(28,716)	9,644	(30,348)	4,843
Interest and dividend (income), net	(3,897)	(3,973)	(11,377)	(13,521)
Other expense, net	191	66	527	2,986
(Loss) earnings before income taxes	(25,010)	13,551	(19,498)	15,378
Income tax (benefit) expense	(616)	3,619	15,876	6,046
Net (loss) earnings	$(24,394)	$9,932	$(35,374)	$9,332
Basic (loss) earnings per share	$(0.84)	$0.34	$(1.23)	$0.32
Diluted (loss) earnings per share	$(0.84)	$0.34	$(1.23)	$0.31
Weighted average shares outstanding:
Basic	28,929,352	29,332,376	28,822,985	29,512,495
Diluted	28,929,352	29,600,223	28,822,985	29,938,246

Inspire Medical Systems, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$190,803	$104,813
Investments, short-term	137,168	203,455
Accounts receivable, net of allowance for credit losses of $787 and $1,080, respectively	104,706	119,692
Inventories, net	178,960	145,293
Prepaid expenses and other current assets	15,988	10,399
Total current assets	627,625	583,652
Investments, long-term	125,125	96,330
Property and equipment, net	85,635	97,872
Operating lease right-of-use assets	22,125	23,532
Deferred tax assets	74,196	88,667
Other non-current assets	18,327	17,264
Total assets	$953,033	$907,317
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$38,073	$36,565
Accrued expenses	59,265	59,490
Total current liabilities	97,338	96,055
Operating lease liabilities, non-current portion	28,611	29,998
Other non-current liabilities	135	104
Total liabilities	126,084	126,157
Stockholders' equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, $0.001 par value; 200,000,000 shares authorized; 28,941,555 and 28,579,015 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	29	29
Additional paid-in capital	1,010,235	927,159
Accumulated other comprehensive (loss) income	(1,449)	464
Accumulated deficit	(181,866)	(146,492)
Total stockholders' equity	826,949	781,160
Total liabilities and stockholders' equity	$953,033	$907,317

Inspire Medical Systems, Inc.
GAAP to Non-GAAP Reconciliations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30, 2026
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	(Loss) Earnings Before Income Taxes	Income Tax (Benefit) Expense	Effective Tax Rate	Net (Loss) Earnings	Diluted EPS
Reported	$177,858	$206,574	$(28,716)	(13.9)%	$(3,706)	$(25,010)	$(616)	2.5%	$(24,394)	$(0.84)
Non-GAAP adjustments:
Legal fees[1]	—	(3,567)	3,567	1.7%	—	3,567	935		2,632	0.09
Legal settlement[2]	—	(7,000)	7,000	3.4%	—	7,000	2,361		4,639	0.15
Restructuring charges[3]	—	(24,138)	24,138	11.7%	—	24,138	1,851		22,287	0.77
Share forfeitures[4]	—	4,128	(4,128)	(2.0)%	—	(4,128)	(1,392)		(2,736)	(0.09)
Tax impact of stock-based compensation[5]	—	—	—	—%	—	—	(1,636)		1,636	0.06
Adjusted	$177,858	$175,997	$1,861	0.9%	$(3,706)	$5,567	$1,503	27.0%	$4,064	$0.14

	Three Months Ended September 30, 2025
	Gross Profit	Operating Expenses	Operating Income	Operating Margin	Other (Income)	Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net Earnings	Diluted EPS
Reported	$192,728	$183,084	$9,644	4.3%	$(3,907)	$13,551	$3,619	26.7%	$9,932	$0.34
Non-GAAP adjustments:
Legal fees[1]	—	(1,289)	1,289	0.6%	—	1,289	320		969	0.03
Adjusted	$192,728	$181,795	$10,933	4.9%	$(3,907)	$14,840	$3,939	26.5%	$10,901	$0.37
1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 Legal settlement expense associated with the proposed settlement of a pixel-tracking class action.
3 Restructuring charges related to Project Horizon.
4 Stock-based compensation expense benefit due to share forfeitures related to actions of Project Horizon.
5 The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax expense recorded as excess tax expense for stock-based compensation.

Inspire Medical Systems, Inc.
GAAP to Non-GAAP Reconciliations (unaudited)
(in thousands, except per share amounts)

	Nine Months Ended September 30, 2026
	Gross Profit	Operating Expenses	Operating (Loss) Income	Operating Margin	Other (Income)	(Loss) Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net (Loss) Earnings	Diluted EPS
Reported	$526,229	$556,577	$(30,348)	(5.0)%	$(10,850)	$(19,498)	$15,876	(81.4)%	$(35,374)	$(1.23)
Non-GAAP adjustments:
Legal fees[1]	—	(8,700)	8,700	1.5%	—	8,700	2,611		6,089	0.21
Legal settlement[2]	—	(7,000)	7,000	1.1%	—	7,000	2,361		4,639	0.16
Restructuring charges[3]	—	(24,138)	24,138	4.0%	—	24,138	1,851		22,287	0.77
Share forfeitures[4]	—	4,128	(4,128)	(0.7)%	—	(4,128)	(1,392)		(2,736)	(0.09)
Tax impact of stock-based compensation[5]	—	—	—	—%	—	—	(16,011)		16,011	0.56
Adjusted	$526,229	$520,867	$5,362	0.9%	$(10,850)	$16,212	$5,296	32.7%	$10,916	$0.38

	Nine Months Ended September 30, 2025
	Gross Profit	Operating Expenses	Operating Income	Operating Margin	Other (Income)	Earnings Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net Earnings	Diluted EPS
Reported	$545,750	$540,907	$4,843	0.8%	$(10,535)	$15,378	$6,046	39.3%	$9,332	$0.31
Non-GAAP adjustments:
Stock-based compensation expense[6]	—	(11,155)	11,155	1.7%	—	11,155	2,770		8,385	0.27
Legal fees[1]	—	(3,025)	3,025	0.5%	—	3,025	751		2,274	0.08
Asset impairment charge[7]	—	—	—	—%	(4,046)	4,046	—		4,046	0.14
Adjusted	$545,750	$526,727	$19,023	3.0%	$(14,581)	$33,604	$9,567	28.5%	$24,037	$0.80
1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 Legal settlement expense associated with the proposed settlement of a pixel-tracking class action.
3 Restructuring charges related to Project Horizon.
4 Stock-based compensation expense benefit due to share forfeitures related to actions of Project Horizon.
5 The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax expense recorded as excess tax expense for stock-based compensation.
6 Represents accelerated stock-based compensation expense for certain employees who were retirement eligible in accordance with the implementation of changes to the treatment of equity awards under the Inspire Medical Systems, Inc. 2018 Incentive Award Plan upon the holder's death, disability, or retirement.
7 Represents a non-cash impairment of a strategic investment.

Reconciliation of GAAP Net (Loss) Earnings to Non-GAAP Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) earnings	$(24,394)	$9,932	$(35,374)	$9,332
Interest and dividend income, net	(3,897)	(3,973)	(11,377)	(13,521)
Income tax expense	(616)	3,619	15,876	6,046
Depreciation and amortization	5,140	3,677	14,847	10,135
EBITDA	(23,767)	13,255	(16,028)	11,992
Stock-based compensation expense[1]	26,917	29,468	88,832	102,247
Legal fees[2]	3,567	1,289	8,700	3,025
Legal settlement[3]	7,000	—	7,000	—
Restructuring charges[4]	24,138	—	24,138	—
Asset impairment charge[5]	—	—	—	4,046
Adjusted EBITDA	$37,855	$44,012	$112,642	$121,310
1 Total stock-based compensation expense.
2 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
3 Legal settlement expense associated with the proposed settlement of a pixel-tracking class action.
4 Restructuring charges related to Project Horizon.
5 Represents a non-cash impairment of a strategic investment.

Reconciliation of GAAP Net (Loss) Earnings Margin and Non-GAAP Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net (loss) earnings margin[1]	(11.8)%	4.5%	(5.8)%	1.5%
Interest and dividend income, net	(1.9)%	(1.8)%	(1.9)%	(2.1)%
Income tax expense	(0.3)%	1.6%	2.6%	0.9%
Depreciation and amortization	2.5%	1.6%	2.4%	1.6%
Stock-based compensation expense[2]	13.0%	13.1%	14.7%	15.9%
Legal fees[3]	1.7%	0.6%	1.4%	0.5%
Legal settlement[4]	3.4%	—%	1.1%	—%
Restructuring charges[5]	11.7%	—%	3.9%	—%
Asset impairment charge[6]	—%	—%	—%	0.6%
Adjusted EBITDA margin[7]	18.3%	19.6%	18.4%	18.9%
1 Net (loss) earnings margin is calculated as net (loss) earnings divided by total revenue.
2 Total stock-based compensation expense.
3 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
4 Legal settlement expense associated with the proposed settlement of a pixel-tracking class action.
5 Restructuring charges related to Project Horizon.
6 Represents a non-cash impairment of a strategic investment.
7 Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

Full Year 2026 Outlook
Reconciliation of Full Year 2026 Outlook of Estimated Net (Loss) Earnings per Diluted Share
to Adjusted Net Earnings per Diluted Share

	Outlook Full Year 2026		Tax Rate Outlook Full Year 2026
	Low Range	High Range	Low Range	High Range
Net (loss) per diluted share	$(0.36)	$(0.10)	175.0%	120.0%
Legal fees[1]	0.31	0.29
Legal settlement[2]	0.18	0.18
Restructuring charges[3]	0.64	0.64
Share forfeitures[4]	(0.16)	(0.16)
Tax impact of stock-based compensation[5]	0.59	0.55
Adjusted net earnings per diluted share	$1.20	$1.40	34.0%	33.0%

1 These costs represent legal-related expenses related to (a) a civil investigative demand from the Department of Justice, (b) a patent infringement suit that we filed against Nyxoah S.A. and its wholly-owned subsidiary, Nyxoah, Inc. ("Nyxoah"), and (c) a patent infringement suit brought against us by Nyxoah.
2 Legal settlement expense associated with the proposed settlement of a pixel-tracking class action.
3 Restructuring charges related to Project Horizon.
4 Stock-based compensation expense benefit due to share forfeitures related to actions of Project Horizon.
5 The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax expense recorded as excess tax expense for stock-based compensation.